Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-184781) on Form S-8 of our report dated June 22, 2022, relating to our audit of the financial statements, which report appears in the Annual Report on Form 11-K of Douglas Dynamics, L.L.C. 401(k) Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Charlotte, North Carolina

June 20, 2023